Attachment B

Continental Airlines Fleet Plan
Includes Continental, Continental Micronesia and Continental Express
July 17, 2003
Current Fleet Plan
(Firm Commitments Less Planned Retirements)

	Total	Net Inductions and Exits		Total
Jet	6/30/03	3Q03-4Q03E	2004E	YE 2004E
777-200ER 767-400ER 767-200ER 757-300 757-200 737-900 737-800 MD-80 737-700 737-300 737-500	18 16 10 4 41 12 77 25 36 56 63	- - - - - - 4 (3) - (6) -	- - - 6[1] - - 12 (15) - - -	18 16 10 10 41 12 93 7 36 50 63
Total	358	(5)	3	356

Regional Jet
ERJ-145XR ERJ-145 ERJ-135	42 140 30	12 - -	21 - -	75 140 30
Total	212	12	21	245

Total Count	570	7	24	601

Firm Commitments Less Planned Retirements and Other Lease Expirations
	Total	Net Inductions and Exits		Total
Jet	6/30/03	3Q03-4Q03E	2004E	YE 2004E
777-200ER 767-400ER 767-200ER 757-300 757-200 737-900 737-800 MD-80 737-700 737-300 737-500	18 16 10 4 41 12 77 25 36 56 63	- - - - - - 4 (3) - (9) -	- - - 6 - - 12 (15) - (12) -	18 16 10 10 41 12 93 7 36 35 63
Total	358	(8)	(9)	341

Regional Jet
ERJ-145XR ERJ-145 ERJ-135	42 140 30	12 - -	21 - -	75 140 30
Total	212	12	21	245

Total Count	570	4	12	586

1Continental is currently in discussions with The Boeing Company regarding the terms of delivery of the 757-300 aircraft Continental has on order.